INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of February 6, 2019 by and amount Trxade Group, Inc., a Delaware corporation (“Company”), Prashant Patel and Suren Ajjarapu (each and “Indemnitee” and collectively the “Indemnitees.”).

WITNESSETH THAT:

WHEREAS, the Company recently entered into a Credit Application and Agreement with AmerisourceBergen (“Credit Agreement”);

WHEREAS, the Credit Agreement requires the personal guarantee of both Indemnitees;

WHEREAS, the Company, and not the Indemnitees, will receive the benefits of the funds and other services in connection with the Credit Agreement;

WHEREAS, the Bylaws and Certificate of Incorporation of Company require indemnification of the officers and directors of Company. Indemnitees are further entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Bylaws and Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, the Board has determined that it is in best interests of Company’s stockholders and that Company to enter into the Credit Agreement;

WHEREAS, it is reasonable, prudent and necessary for Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, the Indemnitees to the fullest extent permitted by applicable law for any costs related to the Credit Agreement;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and Certificate of Incorporation of Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as an officer and/or director from and after the date hereof, the parties hereto agree as follows:

AGREEMENT

In connection with the Credit Agreement the Company agrees to indemnify and hold harmless the Indemnitees from and against any and all losses, expenses, claims (including shareholder actions, derivative or otherwise), actions, damages and liabilities, joint or several, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnitee or in enforcing this indemnity (collectively the “Claims”) to which any Indemnitee may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the Credit Agreement, including but not limited to the personal guarantee made by the Indemnitees. The Company also agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or to AmerisourceBergen (or their affiliates) or to any person asserting claims on behalf of or in right of the Company or AmerisourceBergen for or in connection with the Credit Agreement. The Company will not, without the Indemnitees’ prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnitee from any liabilities arising out of such action, suit, proceeding, investigation or claim.

The obligations of the Company hereunder are in addition to any liabilities and obligations which the Company may otherwise have to the Indemnitees under any other outstanding Indemnification Agreement(s), and shall survive termination of the Credit Agreement.

TRXADE GROUP, Inc.

By:	/s/ Suren Ajjarapu
Suren Ajjarapu, CEO

INDEMNITEE

/s/ Suren Ajjarapu
Suren Ajjarapu

INDEMNITEE

/s/ Prashant Patel
Prashant Patel